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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated April 22, 1996, except as to Note 12 which is as of December 5, 1996, relating to the consolidated financial statements of Adaptec, Inc. as of March 31, 1995 and 1996 and for the years then ended, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts."

                                               /s/ PRICE WATERHOUSE LLP

San Jose, California
April 3, 1997